UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(516) 867 8383
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Life on Earth, Inc. is referred to herein as “we”, “our”, or “us”.

Section 1- Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

As previously reported in our Form 8-K filed on October 3, 2017, on September 23, 2017, we entered into a Common Stock Purchase Agreement (“Agreement”) (and thereafter into an Addendum to the Agreement) with Frank Iemmiti and Anthony Iemmiti (the “Sellers”) to purchase 100% of the common stock of The Giant Beverage Company, Inc. (“Giant”) for cash and stock consideration of a total consideration of $600,000 (the Acquisition”).

On April 26, 2018, we closed upon and completed the Acquisition. The Sellers are subject to a Lockup and Leak Out Agreement providing for a 1 year lock up of the Shares to be issued to the Sellers and leak out provisions. The Sellers are also subject to the provisions of a Non-Competition/Non-Solicitation/Non-Disclosure Agreement. Frank Iemmiti has been appointed as Giant’s General Manager pursuant to a 2-year Employment Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition of or Disposition of Assets.

The information in Item 1.01 of this Report concerning the Purchase Agreement is incorporated herein and made a part of this Item 2.01.

Item 7.01        Regulation FD Disclosure

On April 26, 2018, we will issue a press release announcing the Acquisition. A copy of the press release is filed as Exhibit 99.1 hereto.

Section 9 Financial Statement and Exhibits

Item 9.01	Financial Statement and Exhibits

The financial statements required to be filed with this Report in response to Item 2.01 are not included in this initial report. The required financial statements will be filed by an amendment to this Report.

Exhibit No. Description

10.1 Stock Purchase and Sale Agreement. *

10.2 Addendum to Common Stock Purchase Agreement*

10.3 Non-Competition/Non-Solicitation/Non-Disclosure Agreement**

10.4 Employment Agreement of Frank Iemitti**

10.5 Promissory Note**

99.1 Press Release**

*Previously filed as Exhibit 10.1 and 10.2 on Form 8-K filed on October 23, 2017.

** Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: April 26, 2018	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer